Exhibit 99.2

BIG ROCK PARTNERS ACQUISITION CORP.
BALANCE SHEET

	November 22,	Pro Forma
	2017	Adjustments	As Adjusted
		(unaudited)	(unaudited)
ASSETS
Current assets
Cash	$741,476	$—	$741,476
Prepaid expenses and other current assets	24,500	—	24,500
Total Current Assets	765,976	—	765,976

Cash held in Trust Account	60,000,000	9,000,000	69,000,000
Total Assets	$60,765,976	$9,000,000	$69,765,976

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$21,960	$—	$21,960
Accrued offering costs	20,000	—	20,000
Promissory notes – related parties	147,625	—	147,625
Total Liabilities	189,585	—	189,585

Commitments
Common stock subject to possible redemption, 5,557,639 and 6,457,639 shares at redemption value	55,576,390	9,000,000	64,576,390

Stockholders' Equity
Preferred stock, $0.001 par value; 1,000,000 authorized; none issued and outstanding	—	—	—
Common stock, $0.001 par value; 100,000,000 shares authorized; 2,537,361 and 2,577,861 shares issued and outstanding (excluding 5,557,639 and 6,457,639 shares subject to possible redemption)	2,537	41	2,578
Additional paid-in capital	4,998,754	(41)	4,998,713
Accumulated deficit	(1,290)	—	(1,290)
Total Stockholders' Equity	5,000,001	—	5,000,001
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$60,765,976	$9,000,000	$69,765,976